[Kirkpatrick & Lockhart Preston Gates Ellis LLP Letterhead]




March 8, 2007

John Hancock Patriot Premium Dividend Fund II
601 Congress Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

    We have acted as counsel to John Hancock Patriot Premium Dividend Fund II, a Massachusetts business trust (the "Trust" and "Acquiring Fund"), in connection with the filing with the Securities and Exchange Commission ("SEC") the registration statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") registering the common shares of beneficial interest, with no par value (the "Common Shares"), and Dutch Auction Preferred Shares with no par value and a liquidation preference of $100,000 per share ("DARTS") of the Trust to be issued pursuant to an Agreement and Plan of Reorganization (the "Agreement"). The Agreement adopted by the Acquiring Fund and John Hancock Patriot Premium Dividend Fund I, John Hancock Patriot Select Dividend Trust, John Hancock Patriot Global Dividend Fund, and John Hancock Patriot Preferred Dividend Fund, (each an "Acquired Fund", collectively the "Acquired Funds") respectively, provides for the transfer of each Acquired Fund's assets to and the assumption of each Acquired Fund's liabilities by the Acquiring Fund in exchange solely for a number of Common Shares and DARTS determined in the manner specified in the Agreement, such Common Shares and DARTS will be distributed to the appropriate Acquired Funds' shareholders upon the subsequent liquidation of each Acquired Fund.

    You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Agreement, the Declaration of Trust, as amended, By-laws, as amended of the Trust, and the actions of the Trust that provide for the issuance of the Common Shares and DARTS, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions; we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

    Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

    Based upon and subject to the foregoing, we are of the opinion that:


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    1.  The Common  Shares and DARTS to be issued  pursuant to the  Registration
        Statement have been duly authorized for issuance by the Trust; and

    2. When issued and consideration therefor has been paid in accordance with the Agreement, the Common Shares and DARTS to be issued pursuant to the Registration Statement will be validly issued, fully paid, and nonassessable. In this regard, however, we note that the Trust is a
        Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the Trust.

    This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.


                              Very truly yours,

                              /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP
                              --------------------------------------------------
                              Kirkpatrick & Lockhart Preston Gates Ellis LLP





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